Exhibit 21

                           Subsidiaries of the Company

                                                                  State of
                       Name                                     Incorporation
-----------------------------------------------               ----------------

    Laser Fare, Inc.                                           Rhode Island
    Mound Laser & Photonics, Inc.                              Ohio
    Osley & Whitney, Inc.                                      Massachusetts
    Express Pattern, Inc.                                      Delaware
    Material & Manufacturing Technologies, Inc.                Texas